EXHIBIT 99.1

News Bulletin from FRB
The Financial Relations Board, Inc.


Re:  Innotech, Inc.
5568 Airport Road
Roanoke, VA 24012-1311
(Nasdaq:  IIII)

For Further Information:

At the Company:
Steve Bennington
President and C.O.O.
(540) 362-2020

At the Financial Relations Board:

General Information:
Jeff Bogart
(212) 611-8030

Analyst:
Kathy Brunson
(312) 266-7800

Media:
Deanne Eagle
(212) 661-8030

FOR IMMEDIATE RELEASE:

March 19, 1997


INNOTECH REACTS TO TENDER OFFER RESULTS

ROANOKE, Va., March 19, 1997-- Innotech, Inc. (Nasdaq:
IIII), a producer of lens products, desktop lens casting systems and related consumables, expressed satisfaction today at the outcome of Johnson & Johnson's $135 million tender offer for the company's stock.

"We're delighted at our shareholders' response to Johnson & Johnson's tender offer for our company's stock," Ronald D. Blum, Innotech's chairman and chief executive officer, said. "Over 94 percent of the outstanding shares have been tendered and accepted--a highly successful conclusion to the tender offer. Together with the 5% of the Company's stock previously owned by Johnson & Johnson, it owns approximately 99% of the Company's shares."

Based in Roanoke, Va., Innotech, Inc. develops, manufactures and sells lens products, desktop lens casting systems and related consumables that enable optometrists, opticians, ophthalmologists and other optical retailers to custom fabricate easily, quickly and less expensively high quality prescription eyeglass lenses at the point of sale.

To receive additional information on Innotech, Inc., via fax at no charge, dial 1-800-PRO-INFO and enter code IIII.

                             ###

Editors note: A copy of the Johnson & Johnson release announcing the tender offer results is attached.